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                                                                 Exhibit 10.22

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

                     UNDER THE CYPRESS COMMUNICATIONS, INC.
                      2000 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:                ___________________________ (the "Optionee")

No. of Option Shares:            _______________ shares of Stock

Option Exercise Price per Share: _______________ (the "Option Exercise Price
                                                   per Share")

Grant Date:                      _______________ (the "Grant Date")

Expiration Date:                 _______________ (the "Expiration Date")

      Pursuant to the Cypress Communications, Inc. 2000 Stock Option Incentive Plan (the "Plan"), Cypress Communications, Inc. (the "Company") hereby grants to the Optionee named above an option (the "Option") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.001 per share (the "Stock") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

      1. VESTING SCHEDULE. No portion of this Option may be exercised until such portion shall have vested. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder, 25% of the shares of Stock subject to the Option shall vest and become exercisable on the first anniversary of the Grant Date, provided that the Optionee has at all times remained an employee of the Company. Thereafter, the Option shall vest and become exercisable as to an additional 6.25% of the shares of Stock subject to the Option at the end of each subsequent calendar quarter, measured from the first anniversary of the Grant Date, provided that the Optionee has at all times remained an employee of the Company until each such date.

      In the event of a Change of Control of the Company as defined in Section 15 of the Plan, this Option shall become immediately vested and exercisable in full. Once vested, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

      2.    MANNER OF EXERCISE.

            (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Administrator of his or her election to exercise the vested portion of the Option. This notice shall specify the number of shares of Stock to be purchased.

      Payment of the purchase price may be made by one or more of the following methods:

                (i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

                (ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value (as defined in the Plan) on the exercise date; or

                (iii) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; PROVIDED that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

      Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of this Option will be contingent upon receipt from the Optionee by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in this Agreement or applicable provisions of laws. In the event the Optionee chooses to pay

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the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Option shall be net of the number of shares attested to.

            (b) Certificates for the shares of Stock purchased upon exercise of this Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

            (c) The minimum number of shares with respect to which this Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

            (d) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

      3. TERMINATION OF EMPLOYMENT. If the Optionee's employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

            (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of the Optionee's death, the Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

            (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of the Optionee's Disability (as defined below), the Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.

            (c) TERMINATION FOR CAUSE. If the Optionee's employment terminates for Cause, the Option held by the Optionee shall terminate immediately and be of no further force and effect.

            (d) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than as described in Sections 3(a) through (c) above (including voluntary termination or retirement), and unless otherwise determined by the Administrator, the Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. The remaining portion of the Option shall terminate immediately and be of no further force or effect.

      As used in this Section 3, the term "Cause" shall mean (i) the willful and continued failure of the Optionee (other than any such failure resulting from incapacity or Disability) to substantially perform the Optionee's normally required duties with the Company or a Subsidiary after notice by the Company to the Optionee of such failure; (ii) any act of dishonesty, fraud, misappropriation, embezzlement or similar conduct against the Company or a Subsidiary, other than the occasional, customary and de minimis use of Company property for personal purposes; or (iii) commission of any act by the Optionee constituting a felony or any other crime involving moral turpitude; or (iv) any material violation of the Company's policies and such violation has continued after written notice of such violation from the Company.

      As used in this Section 3, the term "Disability" shall mean that condition described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event of a dispute, the determination of Disability will be made by the Administrator in good faith and with the advice of a physician competent in the area to which such Disability relates.

      The Administrator's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

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      4.    INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

      5. TRANSFERABILITY. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

      6. STATUS OF OPTION. This Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

      7. TAX WITHHOLDING. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Administrator, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or transferring to the Company a number of shares of Stock with an aggregate Fair Market Value (as defined in the Plan) that would satisfy the minimum withholding amount due. The Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the shares of Stock to be issued in respect of an exercise of this Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of shares of Stock to the Optionee.

      8.    MISCELLANEOUS.

            (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

            (b) This Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

            (c) Pursuant to Section 13 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

                                          CYPRESS COMMUNICATIONS, INC.


                                          By: __________________________________
                                              Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:_______________________________     ______________________________________
                                          Optionee's Signature

                                          Optionee's name and address:

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